Exhibit 10.28

MORGANS HOTEL GROUP CO.
 ANNUAL BONUS PLAN

1.                                       PURPOSE OF PLAN

The purpose of the Morgans Hotel Group Co. Annual Bonus Plan (the “Plan”) is to attract, retain and motivate selected employees of Morgans Hotel Group Co. (the “Company”) and its subsidiaries and affiliates who are executives and employees of the Company in order to promote the Company’s long-term growth and profitability.

2.                                       ADMINISTRATION

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the bonus payable to each participant); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan; and (vi) amend the Plan to reflect changes in or interpretations of applicable law, rules or regulations. The determination of the Committee (or the Board, as applicable) on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties. The Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate.

Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer the Plan. The Board shall have all of the authority and responsibility granted to the Committee herein.

No member of the Board or the Committee, nor any officer or employee of the Company or any individual acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any individual acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

3.                                       PARTICIPANTS

Eligibility to participate in the Plan is limited to those executives and employees who, in the Committee’s judgment based on the recommendations of the

Company’s chief executive officer (the “CEO”), have an influence on the Company’s long-term corporate performance. The Committee shall designate the individual executives and employees eligible to participate in the Plan for each performance period. At anytime during a performance period, the Committee in its sole discretion may add executives and employees to the Plan for that performance period or remove executives and employees from the Plan for that performance period. Participation in any performance period does not ensure participation in future performance periods. An individual’s active participation in any performance period shall cease in the event that he or she ceases to be employed by the Company during such period.

4.                                       PERFORMANCE PERIODS

Unless otherwise determined by the Committee, the term over which performance shall be measured shall be a single calendar year. The first performance period shall be the 2006 calendar year and thereafter each performance period shall be one full calendar year, unless otherwise determined by the Committee.

5.                                       PERFORMANCE GOALS

The Committee shall establish in writing the performance goals for such performance period. The Committee reserves the right, in its sole discretion, to adjust performance goals to reflect such quantitative or qualitative considerations as the Committee deems relevant.

6.                                       TARGET AND MAXIMUM BONUS OPPORTUNITIES

The Committee shall establish the target bonus opportunity and maximum bonus opportunity for each participant at the same time that it establishes the performance goals for such performance period. In the event any participant is added to the Plan, the Committee may set the target bonus opportunity and maximum bonus opportunity for such person at that time.

7.                                       ACTUAL BONUS AMOUNT

Upon the completion of each performance period, the Committee shall evaluate the Company’s performance against the established performance goals and shall determine the amount of bonuses payable to each participant. The Committee may, in its sole discretion, increase or decrease the amount of the bonuses payable to any participant to reflect such quantitative or qualitative considerations as the Committee deems relevant. The actual bonus earned under the Plan shall be payable in cash or, to the extent permissible by applicable law and at the Committee’s sole discretion, in shares of stock of the Company or in equity awards (which may be subject to vesting and transfer restrictions) with respect to the shares of stock of the Company under one of the Company’s equity compensation plans. The value of any such stock or equity awards and the terms of any equity awards shall be determined by the Committee in its sole discretion.

A participant whose active participation in the Plan ceases before the last day of the performance period, or whose employment terminates before the bonus amounts are paid under the Plan, shall not be entitled to a bonus hereunder.

8.                                       ADOPTION DATE AND EFFECTIVE DATE

The Plan was adopted by the Board on                    , 2006 and approved by the stockholders of the Company on                    , 2006. The Plan shall become effective on the day prior to the date of the consummation of the initial public offering of shares of common stock of the Company (the “IPO Date”). In the event that the IPO Date has not occurred by July 1, 2006, the Plan shall expire and be null and void without any force or effect.

9.                                       AMENDMENT AND TERMINATION

The Board may suspend or terminate the Plan, in whole or in part, at any time, and may from time to time amend the Plan in such respects as the Board may deem advisable.

10.                                 MISCELLANEOUS

(a)           The establishment of the Plan shall not be construed as conferring any legal rights upon any participant for a continuation of employment, nor shall it interfere with the rights of the Company to discharge a participant and treat him or her without regard to the effect which such treatment might have upon him or her as a participant in this Plan.

(b)           The Company shall have the right to deduct from any amounts otherwise payable to a participant, whether pursuant to the Plan or otherwise, or otherwise collect from the participant, any required minimum withholding taxes with respect to benefits under the Plan.

(c)           The Company, in its sole discretion, may assign the Plan and all obligations and liabilities hereunder to any parent organization without any prior notice to or consent of any participant. In the event of any assignment to any such parent organization, such parent organization shall be treated as a successor to the Company and shall exercise all rights of the Company under the Plan.

(d)           Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or a levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the participants.

(e)           The Plan shall not be construed as conferring on a participant any right, title, interest or claim in or to any specific asset, reserve, account or property of any kind possessed by the Company. To the extent that a participant or any such person acquires a right to receive payments from the Company, such rights shall be no greater than the rights of an unsecured general creditor.

(f)            ALL RIGHTS AND OBLIGATIONS UNDER THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.